UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2026

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards

On February 6, 2026 (the “Grant Date”), the Board of Directors (the “Board”) of Applied Digital Corporation (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), unanimously approved the grant to Jason Zhang of 1,500,000 performance stock units (the “Zhang PSUs”), and 500,000 restricted stock units (the “Zhang RSUs”) in connection with Mr. Zhang’s previously announced transition to the role of President and Co-Founder of the Company. In addition, the Board, based on the recommendation of the Compensation Committee, approved the grant to Saidal Mohmand, the Company’s Chief Financial Officer, of 750,000 performance stock units (the “Mohmand PSUs,” and together with the Zhang PSUs, the “PSUs”), and 250,000 restricted stock units (the “Mohmand RSUs,” and together with the Zhang RSUs, the “RSUs”). The RSUs and PSUs were granted under the Company’s 2024 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). Each PSU and RSU represents a right to receive one share of the Company’s common stock upon vesting, subject to the terms and conditions described below.

These awards are intended to be in lieu of any future equity awards to Messrs. Zhang and Mohmand for the next five years (unless there are unexpected changes in the Company’s business or other unforeseen factors that the Board or the Compensation Committee determines would make it in the best interests of the Company and its stockholders to grant additional equity award(s) to Mr. Mohmand and/or Mr. Zhang), are structured to further align the total compensation of Messrs. Zhang and Mohmand with the Company’s continued growth and business objectives, and would (in the case of achievement of the goals tied to vesting of the PSUs) meaningfully and measurably strengthen the Company’s performance, thereby driving stockholder value creation.

Background

Since the Company’s pivot in its business strategy and becoming one of the leading designers, builders, and operators of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads, the Company has delivered strong stockholder returns. The Company’s stock price in calendar year 2025 alone increased by approximately 214%. The Company reached a significant milestone in 2025, by leasing the full capacity of its first 400MW high performance computing (“HPC”) data center campus in Ellendale, North Dakota (“Polaris Forge 1”) to a hyperscaler tenant, as well as signing a lease for 200MW of its Harwood, North Dakota campus (“Polaris Forge 2”), which is in early construction phases, with an investment-grade hyperscaler tenant. The Company has begun to recognize revenue with respect to the first of the Polaris Forge 1 leases and expects its revenue to increase significantly from its previous levels in calendar year 2026, as additional facilities are brought online. In 2026, the Company has already announced groundbreaking at another data center campus in the Southern United States (“Delta Forge 1”) that is expected to initially support 430 MW of total utility power across two buildings. The Board believes that the leadership and contributions from Messrs. Zhang and Mohmand have been and continue to be a key factor in the Company’s ongoing success. In his prior role of Co-Founder and Chief Strategy Officer, Mr. Zhang has led a number of the Company’s strategic initiatives, including the negotiation and execution of the Polaris Forge 1 and Polaris Forge 2 leases. Since Mr. Mohmand’s appointment as Chief Financial Officer of the Company in October 2024, the Company’s revenue increased by $121.7 million, or 176%, to $190.8 million for the six months ended November 30, 2025, compared to $69.1 million for the six months ended November 30, 2024. The Board believes that the Company continues to have tremendous growth potential and that given Messrs. Zhang and Mohmand’s prior contributions and proven track record, a long-term program incentivizing Messrs. Zhang and Mohmand to realize that growth potential is in the best interests of the Company and its stockholders. In approving the PSUs and RSUs, the Board recognized, among other things, the combination of leadership, experience, and knowledge of the Company’s industry and business that each of Messrs. Zhang and Mohmand bring to the Company, and the continued importance of Messrs. Zhang and Mohmand to drive long-term value for the Company and its stockholders, as well as, in the case of Mr. Zhang, his expanded responsibilities in connection with his recent elevation to the role of President and Co-Founder of the Company.

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The Board believes that the PSUs and RSUs are appropriate awards because of the importance of retaining and incentivizing Messrs. Zhang and Mohmand to promote the Company’s sustained, long-term financial and operational performance. The Board believes the PSUs and RSUs best align the interests of Messrs. Zhang and Mohmand with those of the Company and its stockholders, as (i) achievement of the goals tied to vesting of the PSUs would require Messrs. Zhang and Mohmand to meaningfully and measurably strengthen the Company’s performance, thereby driving stockholder value creation; and (ii) the maximum value, if any, that Messrs. Zhang and Mohmand will realize from the RSUs will require Messrs. Zhang and Mohmand, as applicable, to remain employed with the Company in a role approved by the Board for the five years after the Grant Date (other than in connection with certain terminations of employment, as described below). The Board believes that any dilution to the Company’s stockholders resulting from the vesting of the RSUs is minimal as the RSUs represent less than 1% of the shares outstanding as of the Grant Date, and such dilution is reasonable in light of the benefits to the Company and its stockholders of retaining Messrs. Zhang and Mohmand for the duration of the five-year vesting period. In addition, the Board believes that because the PSUs represent less than 1% of the shares outstanding as of the Grant Date, the dilutive effect on the stockholders is reasonable given the benefits to the Company of achieving the goals tied to the vesting of the PSUs. In designing the PSUs and RSUs, the Compensation Committee was advised by an independent compensation consultant.

Terms of the Zhang PSUs

The Zhang PSUs are eligible to vest in four equal tranches of 375,000 PSUs, based on milestones tied to the Company (or any subsidiary or affiliate) entering into, on or after the Grant Date, binding contracts, licenses, leases, or service agreements, in each case, with investment-grade hyperscalers that provide for a minimum term of no less than fifteen (15) base years (excluding renewals and options) (each, a “Signing-Based Hurdle”), as well as the aggregate capacity of data centers subject to PSU-Eligible Contracts achieving their ready for service dates (each, a “Ready for Service-Based Hurdle” and, together with the Signing-Based Hurdles, the “Hurdles”), as set forth in the tables below. The Zhang PSUs will only be earned and vest if the relevant Hurdles are achieved on or before the five-year anniversary of the Grant Date, subject to Mr. Zhang’s continued full-time employment with the Company in a role approved by the Board on the applicable vesting date.

Hurdle	Type of Hurdle	MW or GW Target	PSUs Eligible to Vest on Achievement of MW or GW Target
First Hurdle	Signing-Based Hurdle	600 MW	375,000
Second Hurdle	Signing-Based Hurdle	1.6 GW	375,000
Third Hurdle	Ready for Service-Based Hurdle	600 MW	375,000
Fourth Hurdle	Ready for Service-Based Hurdle	1.6 GW	375,000

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Upon a Change in Control:

●	Except as provided below, any unvested Zhang PSUs will be automatically forfeited without consideration.

●	If the Company (or any subsidiary or affiliate) (i) has entered into PSU-Eligible Contracts for no less than 60% of either of the Signing-Based Hurdles, then, with respect to the unvested Zhang PSUs, (A) the Third Hurdle shall be deemed to have been achieved as of the date of the consummation of the Change in Control to the same extent as the First Hurdle has been achieved as of such date, (B) the Fourth Hurdle shall be deemed to have been achieved as of the date of the consummation of the Change in Control to the same extent as the Second Hurdle has been achieved as of such date (each of (A) and (B), the “Deemed Achievement”), and (ii) with respect to each Hurdle for which there has been no less than 60% achievement, a ratable number of Zhang PSUs shall vest, in an amount equal to the product of (A) the percentage (not to exceed 100%) of the applicable Hurdle achieved upon consummation of such Change in Control (after giving effect to the Deemed Achievement), and (B) the number of Zhang PSUs that vest upon achievement of 100% of such Hurdle.

Upon Mr. Zhang’s termination due to death, Disability, without Cause, for Good Reason, or due to the Company’s non-renewal of Mr. Zhang’s employment Term (each, as defined in the employment agreement by and between the Company and Jason Zhang dated August 1, 2025 (the “Zhang Employment Agreement”)), the Zhang PSUs shall remain outstanding and shall continue to be eligible to vest for 12 months after Mr. Zhang’s termination, or if earlier, until the five-year anniversary of the Grant Date, in the event that the applicable Hurdles are achieved, and on the last day of such period the Zhang PSUs, to the extent unvested, will be forfeited. In the event of a Change in Control following any such termination, vesting of any then-unvested Zhang PSUs shall be determined as set forth above with respect to a Change in Control, and any Zhang PSUs that do not vest shall be forfeited.

Shares of common stock issued with respect to the Zhang PSUs may not be sold, assigned, pledged or transferred for two years from the date of issuance, other than shares withheld in respect of tax withholding obligations, or shares transferred by Mr. Zhang for estate planning purposes.

Terms of the Mohmand PSUs

The Mohmand PSUs are eligible to vest based on the achievement of net operating income targets, measured on a trailing twelve-month basis (the “NOI Targets”), as set forth in the table below. The Mohmand PSUs will only be earned and vest if the net operating income from the Company’s HPC Hosting Business segment equals or exceeds the applicable NOI Target on or before February 28, 2031, subject to Mr. Mohmand’s continued full-time employment with the Company in a role approved by the Board on the applicable vesting date.

NOI Target	PSUs Eligible to Vest
$1,000,000,000	375,000
$2,000,000,000	375,000

Upon a Change in Control, net operating income will be calculated based on Contracted NOI (as defined below), and

●	Except as provided below, any unvested Mohmand PSUs will be automatically forfeited without consideration.

●	With respect to any NOI Target which has been no less than 60% achieved, a ratable number of Mohmand PSUs shall vest in an amount equal to (A) the percentage of the applicable NOI Target deemed achieved, based on Contracted NOI, upon consummation of a Change in Control (not to exceed 100%) multiplied by (B) the number of Mohmand PSUs that vest upon 100% achievement of such NOI Target.

For purposes of the Mohmand PSUs, “Contracted NOI” means, in general, the NOI projected to be earned by the Company on a consolidated basis over the 12 full calendar month period starting with the 13th and ending with the 24th full calendar month after consummation of a Change in Control, calculated based the Company’s consolidated financial performance, from the critical IT load contracted for pursuant to all contracts, licenses, leases, or service agreements entered into by the Company (or any subsidiary or affiliate thereof) in effect as of the consummation of such Change in Control.

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Upon Mr. Mohmand’s termination due to death, Disability, without Cause, or for Good Reason, the Mohmand PSUs shall remain outstanding and continue to be eligible to vest if the applicable NOI Target is achieved within 12 months after Mr. Mohmand’s termination, or if earlier, by February 28, 2031, after which the Mohmand PSUs will be forfeited to the extent unvested. In the event of a Change in Control following any such termination, vesting of any then-unvested Mohmand PSUs shall be determined as set forth above with respect to a Change in Control, and any Mohmand PSUs that do not vest shall be forfeited. For purposes of the foregoing, “Cause” will have the meaning given such term in Mr. Mohmand’s letter agreement with the Company, dated October 11, 2024 (the “Mohmand Offer Letter”), and “Disability” and “Good Reason” are defined in the award agreement evidencing the Mohmand PSUs.

Shares of common stock issued with respect to the Mohmand PSUs may not be sold, assigned, pledged or transferred for two years from the date of issuance, other than shares withheld in respect of tax withholding obligations, or shares transferred by Mr. Mohmand for estate planning purposes.

Terms of the RSUs

The RSUs are each subject to vesting as follows: one-fifth of the RSUs shall vest on the one-year anniversary of the Grant Date (the “Cliff Date”), and the remainder will vest every six months after the Cliff Date in equal installments of 50,000, with respect to Mr. Zhang, and 25,000, with respect to Mr. Mohmand, such that the RSUs will each be fully vested on the five-year anniversary of the Grant Date. The RSUs will be treated as follows upon a termination of employment:

●	With respect to Mr. Zhang, upon his termination without Cause, for Good Reason, or due to the Company’s non-renewal of Mr. Zhang’s employment Term, subject to the terms and conditions of the Zhang Employment Agreement, 50% of the outstanding and unvested Zhang RSUs will accelerate and become vested and the balance will be forfeited or, in the event of a Change in Control Termination (as defined in the Zhang Employment Agreement), 100% of the outstanding and unvested Zhang RSUs will accelerate and become vested.

●	With respect to Mr. Mohmand, upon his termination without Cause or for Good Reason, subject to Mr. Mohmand’s timely delivery and non-revocation of an executed release of claims in a form provided by the Company, and Mr. Mohmand’s continued compliance with the terms and conditions of the Mohmand Offer Letter, Mr. Mohmand’s Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement with the Company, and such release, 50% of the outstanding and unvested Mohmand RSUs will accelerate and become vested and the balance will be forfeited or, in the event of a Change in Control Termination (as defined in the award agreement evidencing the Mohmand RSUs), 100% of the outstanding and unvested Mohmand RSUs will accelerate and become vested.

The PSUs and the RSUs shall be subject to forfeiture at the election of the Company, without payment of consideration, in the event Mr. Zhang breaches Section 5 of the Zhang Employment Agreement (Restrictive Covenants), or Mr. Mohmand breaches that certain Employee Non-Disclosure, Invention Assignment, and Restrictive Covenants Agreement dated October 15, 2024, or any other agreement between Mr. Zhang or Mr. Mohmand and the Company, as applicable, with respect to non-competition, non-solicitation, no-hire, non-disparagement, assignment of inventions and contributions and/or non-disclosure obligations. The PSUs and RSUs will also be subject to the Company’s Clawback Policy, as in effect from time to time.

The foregoing description of the PSUs and RSUs does not purport to be complete and is qualified in its entirety by the full text of the Performance Stock Unit Agreements evidencing the Zhang PSUs and the Mohmand PSUs, and the Restricted Stock Unit Agreements evidencing the Zhang RSUs and the Mohmand RSUs, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

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Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development, (ii) statements about the high-performance computing (HPC) industry, (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and high performance compute infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus, at future data centers and with future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Performance Stock Unit Award, dated February 6, 2026, by and between Applied Digital Corporation and Jason Zhang.
10.2	Performance Stock Unit Award, dated February 6, 2026, by and between Applied Digital Corporation and Saidal Mohmand.
10.3	Restricted Stock Unit Award, dated February 6, 2026, by and between Applied Digital Corporation and Jason Zhang.
10.4	Restricted Stock Unit Award, dated February 6, 2026, by and between Applied Digital Corporation and Saidal Mohmand.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 9, 2026	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer

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